Exhibit 99.1

Contacts: Jaime Borasi Mercury 650-603-5388 jborasi@mercury.com Michelle Ahlmann (Levine) Investor Relations 650-603-5464 mahlmann@mercury.com

For Immediate Release

MERCURY COMPLETES APPILOG ACQUISITION

Executes Next Step in Application Management Leadership Strategy

MOUNTAIN VIEW, CALIF., – JULY 1, 2004 – Today, Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in Business Technology Optimization (BTO), announced it has completed the acquisition of Appilog, Inc., a privately held company. The acquisition of Appilog, a leading provider of auto-discovery and application mapping software, extends Mercury’s leadership in Application Management and BTO.

Mercury signed a definitive agreement to acquire Appilog on May 12, 2004 and the acquisition closed July 1, 2004.

Appilog’s advanced auto-discovery and application mapping software and technology automatically manages the complex and dynamic dependencies between enterprise applications and their supporting infrastructure. Appilog’s technology, when combined with Mercury products, will help enable customers to dynamically discover application dependencies on infrastructure, automatically detect and visually depict changes to applications and infrastructure, and immediately reveal the business impact of planned and unplanned changes and infrastructure failures.

With the close of the acquisition, Appilog’s offerings will be marketed and sold under the Mercury brand.

ABOUT MERCURY

Mercury Interactive (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people, and processes of IT; deliver and manage applications; and integrate IT strategy and execution. Customers worldwide rely on Mercury offerings to improve quality and performance of applications and manage IT costs, risks and compliance. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance as well as Mercury’s future business and product and service offerings. Mercury’s actual product and service plans may differ materially from the forward-looking statements made by, or on behalf of, Mercury. The potential risks and uncertainties include, among other things: 1) uncertainties related to the integration of acquired companies’ products and services, employees and operations; and the effect on GAAP earnings of charges from acquisitions; 2) the timing of the availability of Mercury products and product enhancements; 3) the failure of Mercury products and product enhancements to meet customers’ expectations, needs or perform as described; 4) the effect of continued weak economic factors on the overall demand for software and services; 5) the timing of receipt of orders; 6) the timing of the recognition of revenue from products licensed; 7) the dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 8) the ability to increase sales through our indirect channels as well as international sales; and 9) intense competition for Mercury’s products and services. Additional information concerning these and other risk factors can be found in Mercury’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to Mercury’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2003 and the Form 10-Q for the quarter ended March 31, 2004, which are available at the SEC’s website at www.sec.gov. Mercury undertakes no duty to update any forward-looking statements to reflect events or circumstances.

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Mercury and the Mercury logo are trademarks or registered trademarks of Mercury Interactive Corporation. All other company, brand, and product names are marks of their respective holders.

MERCURY

379 North Whisman Road

Mountain View, California 94043

Tel: (650) 603-5200

Fax: (650) 603-5300

www.mercury.com